SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 13, 2004
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                                  ICEWEB, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                       0-27866                 13-2640971
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 (State of other jurisdiction    (Commission File Number)      (IRS Employer
       or incorporation)                                     Identification No.)


                     205 Van Buren Street, Herndon, VA 20170
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          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (703) 964-8000
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                     620 Herndon Parkway, Herndon, VA 20170
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          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 13, 2004, the Company, through its wholly-owned subsidiary, Propster, Inc., completed the acquisition of substantially all of the assets of DevElements, Inc. The assets acquired consisted of:

         o software and related documentation consisting of the Propster suite of software products and the DEX suite of software products, objects and source codes controlled by DevElements;

         o  all products in source code and object code;

         o existing license agreements between DevElements and its customers relating to products acquired;

         o  generic code pertaining to products and derivative works;

         o  third party software licenses;

         o  customer contracts;

         o cash, hardware, furniture, equipment, supplies, contractual benefits, contract rights and other assets not specifically excluded.

         Assets excluded from sale consisted of certain rights reserved by DevElements to license Propster software to its current landlord and Bernstein Management. The Company assumed liabilities scheduled as part of the agreement, which were current or future liabilities associated with the assets acquired and certain other liabilities for professional services, lessor obligations and other debt obligations of DevElements. Simultaneously with the acquisition, the Company, acting through its Propster subsidiary, acquired 19% of the capital stock interest of DevElements, with the balance retained by current management and stockholders of DevElements.

         In consideration for the purchase of the assets, the Company paid to DevElements $100,000 and agreed to the assumption of liabilities up to an aggregate of $150,000. In exchange for the 19% interest in DevElements, the Company issued to the shareholders of DevElements 1,500,000 shares of its common stock and options to purchase 1,500,000 shares of common stock exercisable at a price of $0.34 per share and expiring May 13, 2009. In addition, IceWEB issued to the shareholders options to purchase 500,000 shares, based on DevElements satisfying certain performance criteria, exercisable at 85% of the closing price for IceWeb Common Stock on the date of grant of said additional options and expiring five years from the date of grant. The performance criteria will be satisfied assuming the Company and DevElements collectively receive contracts, task orders and other work assignments involving billing of at least $840,000 during the six-month period ending November 13, 2004. The Company has agreed to register the common shares on a demand basis provided that the underlying shares under the option to purchase 1,500,000 shares are exercised and subject to certain other limited restrictions.

         Propster will assume DevElements liability to Sun Trust Bank in the amount of $150,000. It is further agreed that the Company will either pay the liability in its entirety following the Closing Date or take action with Sun Trust Bank to remove Andrew Hill as a personal guarantor. A total of $250,000 is to be distributed. Of this, $250,000 is to pay off the Sun Trust Bank line of credit, and $100,000 is to be distributed to DevElements shareholders.

         In connection with the transactions, the Company entered into employment contracts with Andrew Hill, Joseph Luby, Chris McDonald, Bonnie Edenfield and Eric Eggleston, all of whom will work full time for the Company and its subsidiaries. Subsequent to the closing date, the following individuals will share in the profits earned from the Propster software in the following manner:

         o Based on percentages noted below, the individuals shall be paid 50% of the gross profit earned from the sale, licensing or third party use of the Propster software during the 12-month period after the Closing Date.

         o Based on percentages noted below, the individuals shall be paid 50% of the gross proceeds paid as a result of asset sales of the Propster software during the 18-month period after the Closing Date.

Joseph Luby 14%; Bonnie Edenfield 11%; Steve McPherson 10%; Shadi McPherson 7%; Carl Kullback 5%; Scot Haberman 5%; Jamie Stroud 5%; Remel Pubh 4%; Kit Wood 4%; Chris MacDonald 4%; Stephen Hackley 4%; Andrew Hill 4%; Darryl Draper 3%; Brian Ramey 3%; and Michael Graham 2%.

         DevElements, Inc. is a professional IT consultancy that designs, develops and implements Web-based employee productivity solutions for organizations with operational efficiency goals. By combining leading edge technologies with an innovative approach to business process management, our staff builds solutions that capitalize on an organization's strengths and empower their employees to do their jobs better, faster and cheaper. From Highly creative, interactive, sales-focused Web sites to knowledge management and employee information systems, DevElements solutions embody the vision of the paperless workplace.

         DevElements was incorporated in the State of Virginia in June 1999. At the time of acquisition, DevElements employed 30 people. Over the last five years, revenues have increased from $800,000 in 1999 to $2,900,000 in 2003. DevElements has been profitable every year since inception.

         Some current customers of DevElements include Drake, Beam and Morin; Center for Executive Options; Environmental Resource Management; United Association of Journeymen; Democratic Governors Association; Computer and Communications Industry Association; eSentio; Wiley, Rein & Fielding; Arnold & Porter; Cassidy, Pinkard & Irving, Gene Logic; Network Alliance.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  Financial Statements for the period specified in item 310 of Regulation S-B will be filed by amendment within the prescribed period.

         (b)      Pro Forma Financial Information.

                  Pro Forma Financial Information required pursuant to item 310(d) of Regulation S-B will be filed by amendment within the prescribed period.

         (c)      Exhibits.

                  10.1     Asset and Stock Purchase Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ICEWEB, INC.



                                        By: /s/ John R. Signorello
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                                            John R. Signorello
                                            Chairman and CEO


DATED:  July 2, 2004